UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

Coeur Mining, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

 NYSE: CDE  October 4, 2024  Coeur Announces Acquisition of SilverCrest

 Cautionary Statements  NYSE: CDE  NYSE: CDE  NYSE: CDE  2  This presentation contains forward‐looking statements within the meaning of securities legislation in the United States and Canada, including statements involving strategic priorities and company strategies for each of Coeur and SilverCrest, growth, anticipated production, costs and expenses, exploration and development efforts, operations, expectations and initiatives at Las Chispas, Palmarejo, Rochester, Kensington, Wharf and Silvertip, including the Rochester expansion project, capital allocation and estimates, liquidity sources, free cash flow, mineral reserve and resource estimates, and hedging strategies. Such forward‐looking statements involve known and unknown risks, uncertainties, and other factors which may cause Coeur’s and SilverCrest’s respective actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward‐looking statements. Such factors include, among others, the risk that anticipated production, cost and expense levels are not attained, the risks and hazards inherent in the mining business (including risks inherent in developing and expanding large- scale mining projects, environmental hazards, industrial accidents, weather or geologically-related conditions), changes in the market prices of gold and silver and a sustained lower price or higher treatment and refining charge environment, the uncertainties inherent in Coeur’s and SilverCrest’s respective production, exploration and development activities, including risks relating to permitting and regulatory delays, mining law changes, ground conditions, grade and recovery variability, any future labor disputes or work stoppages (involving either Coeur or SilverCrest and any of their respective subsidiaries or third parties), the risk of adverse outcomes in litigation, the uncertainties inherent in the estimation of mineral reserves and resources, impacts from Coeur’s and SilverCrest’s respective future acquisitions of new mining properties or businesses, the loss of access or insolvency of any third-party refiner or smelter to whom Coeur or SilverCrest markets their respective production, materials and equipment availability, inflationary pressures, continued access to financing sources, the effects of environmental and other governmental regulations and government shut-downs, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur’s and Silvercrest’s respective ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission and the Canadian securities regulators, including, without limitation, Coeur’s most recent reports on Form 10-K and Form 10-Q and SilverCrest’s annual information form for the year ended December 31, 2023. Actual results, developments, and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur and SilverCrest each disclaim any intent or obligation to update publicly such forward‐looking statements, whether as a result of new information, future events, or otherwise. Additionally, Coeur and SilverCrest each undertake no obligation to comment on analyses, expectations, or statements made by third parties in respect of each of Coeur and SilverCrest, their financial or operating results or their securities.  The scientific and technical information concerning Coeur’s mineral projects in this presentation have been reviewed and approved by a “qualified person” under Item 1300 of SEC Regulation S-K, namely Coeur’s Senior Director, Technical Services, Christopher Pascoe. The scientific and technical information concerning SilverCrest’s mineral projects in this presentation have been reviewed and approved by a “qualified person” under National Instrument 43-101, being N. Eric Fier, CPG P. Eng and Chief Executive Officer for SilverCrest. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and mineral resources included in this presentation that relate to Coeur’s mineral projects, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, sociopolitical, marketing or other relevant factors, please review the Technical Report Summaries for each of Coeur’s material properties which are available at www.sec.gov. 2023 and 2018 reserves and resources were determined in accordance with Item 1300 of SEC Regulation S-K. Additional details with respect to the Las Chispas mine project in Sonora, Mexico are available in SilverCrest’s technical report dated September 5, 2023 and in SilverCrest’s Annual Information Form for the year ended December 31, 2023, each filed on SilverCrest’s SEDAR+ profile at www.sedarplus.ca. Reserves and resources for certain prior periods were determined in accordance with Canadian National Instrument 43-101. Both sets of reporting standards have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, but the standards embody slightly different approaches and definitions. The ranges of potential tonnage and grade (or quality) of the exploration results described in this presentation are conceptual in nature. There has been insufficient exploration work to estimate a mineral resource. It is uncertain if further exploration will result in the estimation of a mineral resource. The exploration results described in this presentation therefore do not represent, and should not be construed to be, an estimate of a mineral resource or mineral reserve.  This presentation includes reference to certain financial measures which are not standardized measures under the parties’ respective financial reporting frameworks. These measures include adjusted  net income (loss), operating cash flow before changes in working capital, adjusted EBITDA, adjusted EBITDA margin, total leverage, net leverage, free cash flow, adjusted costs applicable to sales per ounce/pound and adjusted liquidity. The parties believe that these measures, together with measures determined in accordance with U.S. GAAP or IFRS, provide investors with an improved ability to evaluate the underlying performance of Coeur and SilverCrest. These measures are widely used in the mining industry as a benchmark for performance but do not have any standardized meaning prescribed under U.S. GAAP orIFRS, and therefore they may not be comparable to similar measures disclosed by other companies. The data is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP or IFRS. Further details on these non-U.S. GAAP or non-IFRS financial performance measures are disclosed in Coeur’s MD&A accompanying its financial statements filed periodically on EDGAR at www.sec.gov. and SilverCrest’s MD&A accompanying its financial statements filed  periodically on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov.  This presentation is not, and under no circumstances is to be construed as, an advertisement or public offering of the securities referred to in this presentation. No securities commission or similar authority in United States or Canada has reviewed or in any way passed upon this presentation or the merits of the securities described herein and any representation to the contrary is an offence.  All references to $ are US dollar denominated unless otherwise noted.

 Today’s Presenters  Mitchell J. Krebs  Coeur – Chairman, President & Chief Executive Officer  N. Eric Fier  SilverCrest – Chief Executive Officer, Director  Creating A Leading Global Silver Company  NYSE: CDE  NYSE: CDE  NYSE: CDE  2

An Unrivaled Silver Investment Vehicle

COEUR MINING®

Creates A Leading Global Silver Company

The combined company is expected to generate peer-leading 2025 production of approximately 21 million ounces of silver and 432,000 ounces of gold

Adds World-Class Las Chispas Operation to Coeur's Portfolio

Las Chispas sold approximately 10.25 million silver equivalent ounces[1] at average cash costs of $7.73 per ounce in 2023

Significant & Immediate Addition to Rising Free Cash Flow

Combined company expected to generate ~$700 million of EBITDA and ~$350 million of free cash flow[2] in 2025 at lower overall costs and higher overall margins

Dramatically Accelerates Coeur's Deleveraging Initiatives

Expected to accelerate debt reduction and result in an immediate 40% reduction in Coeur's leverage ratio while continuing to reinvest in organic growth opportunities with SilverCrest's strong cash and equivalents position and cash flow profile

(1) Silver equivalence assumes silver-to-gold ratio of 79.51:1.
(2) Based on analyst consensus for 2025. Free Cash Flow is a non-GAAP measure.

NYSE: CDE 4

 Transaction Overview  NYSE: CDE  NYSE: CDE  (1) The Transaction requires minority shareholder approval by the SilverCrest shareholders pursuant to MI 61-101.  NYSE: CDE  5  Transaction  Coeur to acquire all outstanding common shares of SilverCrest by Plan of Arrangement (the “Transaction”)  Transaction equity value of approximately $1.7 billion based on SilverCrest’s common shares outstanding  Coeur stockholders and SilverCrest shareholders to own approximately 63% and 37% of the outstanding common shares of the pro forma company, respectively  Consideration  SilverCrest shareholders to receive 1.6022 of a Coeur share for each SilverCrest share held, which implies consideration of $11.34 per SilverCrest share based on the closing price of Coeur on the NYSE on October 3, 2024  − 18% premium based on the 20-day volume-weighted average prices of Coeur and SilverCrest both as at October 3, 2024 on the NYSE and NYSE American, respectively (22% spot premium)  Approvals and Conditions  Unanimous approval by the Boards of Directors of Coeur and SilverCrest  Requires approval by a British Columbia court, approval by 66 2/3% of the votes by the shareholders of SilverCrest, approval by 66 2/3% of the votes cast by the shareholders and option holders of Silvercrest, voting together as a class, and approval from stockholders of Coeur1  Directors and senior officers of SilverCrest and Coeur have entered into voting support agreements, pursuant to which they will vote their common shares held in favor of the Transaction  Requires regulatory approvals and the satisfaction of certain other closing conditions customary for a transaction of this nature  Other  Customary deal protections, including reciprocal fiduciary-out provisions, non-solicitation covenants, and the right to match any superior proposals  Break fees of $100 million payable by Coeur and $60 million payable by SilverCrest in certain circumstances  Upon closing, current SilverCrest Chief Executive Officer and Director, N. Eric Fier and one other current SilverCrest Director will join Coeur’s board of directors  Timing  Shareholder meetings expected to be held around year-end  Transaction expected to close in late Q1 2025

 NYSE: CDE  6  NYSE: CDE  NYSE: CDE  Transaction Benefits for Shareholders  •  •  Addition of a high grade, low cost, primarily silver producing underground mine  Pro forma Coeur would be a leading global silver company, with 2025 production expected to be approximately 21 million ounces of silver and 432,000 ounces of gold  • Expected to significantly improve Coeur’s cost profile and materially increase its annual free cash flow  • Positions Coeur to significantly accelerate its deleveraging initiative  • Strong potential to add to Las Chispas’ current mine life based on near-mine exploration opportunities  • Leverages Coeur’s long track record of successfully operating the Palmarejo underground silver and gold mine in Chihuahua, Mexico  • Significant revaluation opportunity as the pro forma entity is established as a leading silver investment vehicle while at the same time benefitting from the strong ramp-up of Rochester  Benefits to Coeur Stockholders  Benefits to SilverCrest Shareholders  • Immediate and significant premium of approximately 18% based on the 20-day volume-weighted average prices of both companies (22% premium to the October 3, 2024 closing price)  • Substantial equity participation in Coeur’s balanced portfolio of producing mines located in North America while retaining meaningful exposure to future upside at Las Chispas  • Combined entity’s robust financial strength and flexibility will allow for continued future investments in Las Chispas  • Significantly improved trading liquidity and capital markets exposure  • Significant re-rate opportunity for the pro forma entity, providing additional potential value for SilverCrest shareholders

 NYSE: CDE  7  NYSE: CDE  NYSE: CDE  Pro Forma Coeur Portfolio Overview  Source: FactSet, street research.  44%  56%  38%  62%  Palmarejo  Rochester  Wharf  Silvertip  Kensington  Corporate Office  Las Chispas  Operating Mine  Development Project  U.S.  Mexico  Silver  Gold  Split by Geography  Together with Coeur’s growing silver production, the world class Las Chispas operation is expected to help the combined company generate peer-leading silver production while continuing to generate the majority of its revenue from gold and U.S. assets  Pro Forma 2025E Revenue  Split by Metal

Las Chispas Overview

COEUR MINING

Las Chispas is one of the highest-grade, lowest-cost underground silver and gold mines globally with a proven track record operating in Sonora, Mexico

Asset Overview

Ownership	100%
Employees[1]	313 Employees / 754 Contractors
Claims	~1,390 hectares
Type	Underground
Processing Capacity	1,375 tons per day
Metals	Silver and gold doré
P&P Mine life	~8 years



Summary Statistics

LTM Metal Sales

Silver
5.7M
oz

Gold
60K
oz

LTM Financial Results

Revenue
$262M

Cash & Bullion[1]
$122M

OCF
$118M

FCF[2]
$70M

Reserves & Resources[3]

P&P Reserves | M&I Resources | Inferred Resources



518.1
49.7
446.0
43.1
71.7
7.2
133.9
12.7
173.4
14.6
159.2
11.5
2021
2023
2021
2023
2021
2023
Contained Gold (K oz)
Contained Silver (M oz)

Source: SilverCrest disclosure.
Note: M&I resources are exclusive of mineral reserves. See slides in appendix for additional information related to mineral reserves and resources.
(1) As of June 30, 2024.
(2) Free cash flow calculated as net cash provided by operating activities less sustaining capital expenditures. See non-GAAP reconciliation tables in the appendix to this presentation.
(3) Historic SilverCrest Reserves and Resources are not compliant to current SK-1300 regulations. Coeur has not done sufficient work to classify the historic SilverCrest estimate under SK-1300 and is not treating it as current mineral reserves or mineral resources.

NYSE: CDE 8

 NYSE: CDE  9  NYSE: CDE  NYSE: CDE  $22.47  $16.49  $16.07  $15.93  $15.09  $13.64  $12.51  $12.11  $10.76  $7.73  54%  50%  46%  42%  38%  33%  32%  28%  2%  67%  La Colorada  Puna  Fresnillo  Saucito  Palmarejo  San Julian  San Dimas  CLG  Greens Creek  Las Chispas  712  539  407  366  502  442  588  444  192  270  965  574  867  784  380  350  690  598  639  398  223  283  395  343  327  299  270  260  253  248  217  154  124  520  328  378  254  234  355  399  276  172  152  127  Las  Saucito  Greens  La  San  San  Fresnillo  Juanicipio  CLG  Puna  Palmarejo  Chispas  Creek  Colorada  Julian  Dimas  Silver Equivalent Resource Grade  Silver and Silver Equivalent Grade1  (g/t)  Las Chispas: Tier 1, High Grade, Silver Producing Mine  Source: Public disclosures, SilverCrest disclosure.  Note: All figures in U.S. dollars unless denoted otherwise.  Silver equivalent calculated based on longer term Street consensus pricing of US$2,022/oz Au and US$25.98/oz Ag.  Excludes Juanicipio due to 2023 being a ramp up year.  Silver CAS shown where available, silver equivalent cash cost shown otherwise (equivalent calculation and margin based on average realized silver prices in 2023).  Silver Cost  Margin  Silver Reserves Grade Silver Resource Grade  2023 Actual Silver Cost & Margin2,3  ($/oz & %)  Silver Equivalent Reserves Grade

 NYSE: CDE  NYSE: CDE  NYSE: CDE 10  Unlocking the Full Potential of Las Chispas  Note: See slides in appendix for additional information related to mineral reserves and resources.  (1) As of December 31, 2023.  (2) On a gold equivalence basis. Gold equivalence assumes gold-to-silver, -lead, -zinc ratios of 1:60, 1:1,200 and 1:1,000, respectively.  Leveraging Coeur’s track record of meaningful mine life extensions through exploration and positioning the combined Company incisively to maximize value at Las Chispas  • History of optimizing underground mine throughput  The Company has successfully increased throughput rates and productivity at Palmarejo and Kensington through the combination of sustained exploration investment and business improvement projects to de-bottleneck the mining and processing facilities  Both processing plants at Kensington and Palmarejo are now achieving record historical throughput rates  • Proven track record of exploration success and mine life extensions1  Coeur has invested nearly $245 million in exploration over the past five years, contributing to significant overall reserve and resource growth  Over that time, the Company has increased proven and probable reserves by 18% and measured and indicated resources by 88%, net of depletion2

Strong Exploration Potential at Las Chispas

COEUR MINING


Vein Traces:
Exploration
Inferred Resource
Indicated Resource
Measured Resource
Concession Boundary
UG Development Q1 2024
Solid Line = Drilled
Dash Line = Interpreted
1
2
3
4
5
Mine Portals
1 Km

- Favorable Geological Setting
  - Host rocks and structural setting provides scope for continuity of mineralization
- Multiple High-Priority Exploration Targets at Las Chispas
  - Potential extensions of existing veins including Babicanora and Las Chispas
  - Several veins remain open in several directions
  - Potential for extensions at depth
- Highly Endowed Land Package and Region
  - +20 km of underexplored strike length at Las Chispas
  - Current resources are estimated on only ~55% of the known silver-gold veins located at the project (100+)
  - Priority exploration targets at Picacho, located ~80 km from Las Chispas

NYSE: CDE 11

Significantly Enhanced Scale and Financial Capacity

	COEUR MINING	SilverCrest METALS	Pro Forma Coeur
Primary Exchange	NYSE	NYSE - American / TSX	NYSE
Producing Asset(s)	Rochester / Palmarejo / Wharf / Kensington	Las Chispas	Rochester / Las Chispas / Palmarejo / Wharf / Kensington
Operating Jurisdictions	U.S. / Mexico	Mexico	U.S. / Mexico
Basic Market Capitalization ($M)[1]	$2,827	$1,380	$4,512
Last 3 Months Avg. Daily Trading Value ($M)[2]	$45	$19	$64
2025E Silver Production (Moz)[3]	15	5	21
2025E Gold Production (Koz)[3]	375	57	432
2025E EBITDA ($M)[3]	$521	$181	$702
2025E EBITDA Margin (%)[3]	42.5%	62.1%	46.2%
2025E Free Cash Flow ($M)[3]	$272	$89	$361
Cash & Bullion ($M)[3]	$74	$122[3]	$196
Debt ($M)[4]	$629	--	$629
Debt Net of Cash & Bullion / 2025E EBITDA (Ratio)[3]	1.07x	(0.68x)	0.62x

Source: Coeur disclosure, FactSet, SilverCrest disclosure, street research
Note: As of June 30, 2024. Free cash flow calculated as operating cash flow less capital expenditures.
(1) Pro forma Coeur basic market capitalization calculated as pro forma basic shares outstanding multiplied by Coeur closing stock price as of October 3, 2024.
(2) Aggregated across exchanges.
(3) Based on analyst consensus for 2025. EBITDA, EBITDA Margin, Free Cash Flow, and Cash & Bullion are non-GAAP measure.
(4) Excludes operating leases.
(5) Includes $98M of cash and cash equivalents and $24M of bullion.

NYSE: CDE 12

 NYSE: CDE  NYSE: CDE  NYSE: CDE 13  35  36  13  13  9  21  18  18  15  9  8  6  10  5  PF Coeur  First Majestic  Hecla  Coeur  MAG Silver  SilverCrest  Creating a Leading Global Silver Company  Source: Coeur disclosure, FactSet, Public disclosures, SilverCrest disclosure.  Note: Companies with >30% silver revenue weighting headquartered in U.S. or Canada.  Note: First Majestic shown pro forma for Gatos.  Silver equivalent production based on Street consensus pricing of US$2,340/oz Au and US$29.66/oz Ag.  Based on analyst consensus for 2025.  Pro forma Coeur basic market capitalization calculated as pro forma basic shares outstanding multiplied by Coeur closing stock price as of October 3, 2024.  Basic Market Capitalization3  ($M)  Silver Production  Silvercorp Endeavour Silver  Silver Equivalent Production  $4,512  $4,117  $3,038  $2,827  $1,506  $1,380  $1,063  $983  PF Coeur  Hecla  First Majestic  Coeur  MAG Silver  SilverCrest  Endeavour Silver  Silvercorp  2025E Silver and Silver Equivalent Production1,2  (m oz Ag & AgEq)  Peer Leading Silver Production  55  45  Scale & Liquidity

 NYSE: CDE  NYSE: CDE  NYSE: CDE 14  2025E EBITDA1  ($M)  Peer Leading Cash Flow Profile  Source: FactSet, Street research.  Note: Companies with >30% silver revenue weighting headquartered in U.S. or Canada.  Note: Free cash flow calculated as operating cash flow less capital expenditures. Note: First Majestic shown pro forma for Gatos.  (1) Based on analyst consensus for 2025. EBITDA and Free Cash Flow are non-GAAP measures.  2025E Free Cash Flow1  ($M)  $702  $521  $463  $428  $194  $181  $172  $151  PF Coeur  Coeur  Hecla  First Majestic  Endeavour Silver  SilverCrest  Silvercorp  MAG Silver  $361  $272  $251  $203  $104  $89  $75  $72  PF Coeur  Coeur  First Majestic  Hecla  Endeavour Silver  SilverCrest  MAG Silver  Silvercorp  Lower Cost & Higher Margins…  …Driving Higher Expected Free Cash Flow1

 NYSE: CDE  NYSE: CDE  NYSE: CDE 15  11.8x  8.3x  7.0x  Hecla First Majestic  Coeur  2.0x  1.3x  1.3x  First Majestic  Coeur  Hecla  $4,512  $4,117  $3,038  $2,827  PF Coeur Hecla First Majestic Coeur  55  35  36  45  21  18  18  15  PF Coeur First Majestic  $361  $272  $251  $203  Hecla  Significant Re-Valuation Opportunity  P/2025E CFPS Ratio2  PF Coeur Coeur First Majestic  Basic Market Capitalization3  ($M)  2025E Silver and Silver Equivalent Production1 P/NAV Ratio2  (m oz Ag & AgEq)  Significant Re-Rate Opportunity  Silver Production  Hecla Coeur  Silver Equivalent Production  2025E Free Cash Flow2  ($M)  Significant Re-Rate Opportunity  Source: FactSet, Street research.  Note: Companies with >30% silver revenue weighting headquartered in U.S. or Canada. Free cash flow calculated as operating cash flow less capital expenditures. First Majestic shown pro forma for Gatos.  Silver equivalent production based on Street consensus pricing of US$2,340/oz Au and US$29.66/oz Ag.  Based on analyst consensus for 2025. Free Cash Flow, P/NAV Ratio and P/CFPS Ratio are non-GAAP measures.  Pro forma Coeur basic market capitalization calculated as pro forma basic shares outstanding multiplied by Coeur closing stock price as of October 3, 2024.

Recent Coeur ESG Accomplishments

COEUR MINING

Coeur remains committed to being an ESG leader

Published *GHG emissions target: 35% reduction in net intensity by end of 2024*

Tied executive compensation *and individual incentive programs* ***to GHG goals***

Sourced ***renewable power*** *for Rochester and Wharf*

Published Tailings Management Policy *with Global Industry Standard*

MSCI ESG RATINGS A

CCC	B	BB	BBB	A	AA	AAA

As of 2022, Coeur received an MSCI ***ESG Rating*** *of* ***"A"***[1]

Achieved industry leading & ***Company record-low lost-time injury frequency rate*** *in 2022*[1] *and lowest amongst peers in 2023*

ESR Empresa Socialmente Responsable

Coeur Mexicana is a ***13-time recipient*** *of Empresa Socialmente Responsable distinction*

Adopted ***biodiversity management standard*** *to identify and mitigate impacts throughout all mining phases*

After recent Board refreshment, **50% of independent directors are diverse**

ISS QualityScore GOVERNANCE 1
Highest Rating By INSTITUTIONAL SHAREHOLDER SERVICES

ISS ***QualityScore*** *of "1" for Governance (Highest Possible)*

Mitch Krebs, President & CEO, ***served as*** *Chair of NMA ESG Task Force. Now* ***serves as*** *Chair of NMA*

2020 & 2019 ***Winner***
2021, 2022, 2023 & 2024 ***Finalist***
Best Proxy Statement (mid-/small cap), Corporate Secretary

(1) Source(s): U.S. Department of Labor Mine Safety and Health Administration (MSHA): Metal Operators Mine Safety and Health Statistics; Coeur average 0.17 injuries per 200,000 employee-hours worked vs. Industry average 1.31.
(2) For more information on MSCI ESG Ratings, please visit https://www.msci.com/notice-and-disclaimer.

NYSE: CDE 16

 NYSE: CDE  NYSE: CDE  NYSE: CDE 17  Key ESG Areas of Partnership For Las Chispas  Advancing Solar Initiatives  Potential to reduce costs and GHG  5 Year Water Infrastructure Plan  Repair infrastructure – Protect Livelihoods  Supporting Local Community  Built Assay Lab  Partnering with Over 60 Local Businesses  Relationship Focused  Actively partnering with local, state and Federal Agencies Frequent engagement with local farmers and ranchers

An Unrivaled Silver Investment Vehicle

COEUR MINING®

Creates A Leading Global Silver Company	The combined company is expected to generate peer-leading 2025 production of approximately 21 million ounces of silver and 432,000 ounces of gold
Adds World-Class Las Chispas Operation to Coeur's Portfolio	Las Chispas sold approximately 10.25 million silver equivalent ounces[1] at average cash costs of $7.73 per ounce in 2023
Significant & Immediate Addition to Rising Free Cash Flow	Combined company expected to generate ~$700 million of EBITDA and ~$350 million of free cash flow[2] in 2025 at lower overall costs and higher overall margins
Dramatically Accelerates Coeur's Deleveraging Initiatives	Expected to accelerate debt reduction and result in an immediate 40% reduction in Coeur's leverage ratio while continuing to reinvest in organic growth opportunities with SilverCrest's strong cash and equivalents position and cash flow profile

(1) Silver equivalence assumes silver-to-gold ratio of 79.51:1.
(2) Based on analyst consensus for 2025. Free Cash Flow is a non-GAAP measure.

NYSE: CDE 18

 Appendix

 NYSE: CDE  NYSE: CDE  NYSE: CDE 20  53%  30%  Palmarejo  (1) As of December 31, 2023.  (2) Guidance (or with respect to percentages, midpoint of guidance) as published by Coeur on August 7, 2024.  (3) See slides in appendix for additional information related to mineral reserves and resources.  332,500  oz  Gold Silver  12.0M  oz  Reserves & Resources3 P&P Reserves M&I Resources  Inferred Resources  693  769  50.2  51.0  2018  2023  458  1,321  35.1  85.6  2018  Gold (K oz)  2023  Silver (M oz)  384  381  25.6  18.9  2018  2023  The Palmarejo gold-silver complex is located in the state of Chihuahua, Mexico, consisting of a legacy open pit mine, current underground mining and processing operations as well as several other deposits and exploration targets  Asset Overview Share of Companywide 2024E2 Production  Ownership 100%  Employees1 909  Claims 67,296 net acres  Type Underground  Processing  Crushing, grinding, flotation, CIL, Merrill- Crowe precipitation, refining  Metals  Silver and gold doré  Mine life  ~7 years

 NYSE: CDE  NYSE: CDE  NYSE: CDE 21  2Q 2023  3Q 2023  4Q 2023  1Q 2024  2Q 2024  UG tons mined  474,159  514,302  501,813  494,835  426,997  UG mining costs per UG ton mined  $54  $52  $54  $58  $63  Processing costs per ton processed2  $31  $29  $27  $29  $29  G&A per ton processed3  $16  $13  $18  $15  $17  Palmarejo (cont.)  (1) See applicable non-GAAP reconciliation tables in the appendix to this presentation.  (2) Excludes third-party refining charges.  (3) Excludes management fee allocated from corporate.  Production and Cost Performance  Operating Cash Flow and Capital Expenditures  ($M)  Operating cash flow Capital expenditures  Costs Per Ton  ($)  23  33  1,617  27 1,601  25 1,621  1,818  25 1,596  $1,023  $917  $901  $15.16  $15.56  $15.26  $1,010  $13.18  $1,006  $15.24  2Q 2023  3Q 2023 4Q 2023  Gold production (K oz) Silver production (K oz)  1Q 2024 2Q 2024  Adj. CAS per AuOz1 Adj. CAS per AgOz1  $18.6  $22.6  $24.1  $25.6  $23.7  $11.9  $10.8  $8.9  $6.8  $5.9  2Q 2023  3Q 2023  4Q 2023  1Q 2024  2Q 2024

 NYSE: CDE  NYSE: CDE  NYSE: CDE 22  48%  684  1,238  106.2  192.9  2018  2023  13%  Rochester  (1) As of December 31, 2023.  (2) Guidance (or with respect to percentages, midpoint of guidance) as published by Coeur on August 7, 2024.  (3) See slides in appendix for additional information related to mineral reserves and resources.  332,500  oz  Gold Silver  12.0M  oz  Reserves & Resources3 P&P Reserves M&I Resources  Inferred Resources  The Rochester mine is an open pit, heap leach silver-gold operation, located in northern Nevada, which completed a significant expansion in November 2023 that is expected to drive a step-change in production and cash flow  Asset Overview Share of Companywide 2024E2 Production  Ownership 100%  Employees1 370  Claims 17,044 net acres  Type Open pit and heap leach  Processing  Crushing, dump heap leaching, Merrill-Crowe precipitation, refining  Metals  Silver and gold doré  Mine life  ~16 years  Silver (M oz)  Gold (K oz)  454  247  69.9  42.8  2018  2023  542  267  88.1  46.0  2018  2023

 NYSE: CDE  NYSE: CDE  NYSE: CDE 23  Rochester (cont.)  (1) See applicable non-GAAP reconciliation tables in the appendix to this presentation.  (2) Excludes third-party refining charges.  (3) Excludes management fee allocated from corporate.  Production and Cost Performance  Costs Per Ton  ($)  Operating Cash Flow and Capital Expenditures  ($M)  Operating cash flow Capital expenditures  2Q 2023  3Q 2023  4Q 2023  1Q 2024  2Q 2024  Ore tons mined  3,673,049  5,277,540  4,011,004  2,930,964  4,372,787  Strip Ratio  0.4:1  0.3:1  0.7:1  0.5:1  0.5:1  Mining costs per ton mined  $3.17  $2.49  $2.86  $3.52  $2.81  Processing costs per ton processed2  $6.89  $5.87  $5.63  $5.11  $4.27  G&A per ton processed3  $2.03  $1.36  $1.94  $2.45  $1.59  683  608  699  973  6  4  6  8  $1,646  $1,899  $1,564  $1,630  $1,813  $20.39  $23.64  $19.33 1,340  20  $18.17  $21.58  2Q 2023  3Q 2023 4Q 2023  Silver production (K oz) Gold production (K oz)  1Q 2024 2Q 2024  Adj. CAS per AgOz1 Adj. CAS per AuOz1  ($3.8)  $11.6  ($5.9)  $61.5  $84.4  $65.6  $21.2  $27.5  2Q 2023  ($17.3) 3Q 2023  4Q 2023  ($18.7) 1Q 2024  2Q 2024

 NYSE: CDE  NYSE: CDE  NYSE: CDE 24  30%  Kensington  (1) As of December 31, 2023.  (2) Guidance (or with respect to percentages, midpoint of guidance) as published by Coeur on August 7, 2024.  (3) See slides in appendix for additional information related to mineral reserves and resources.  552  411  2018  2023  Gold  Reserves & Resources3 P&P Reserves M&I Resources  Inferred Resources  The Kensington mine is an underground gold operation located in southeast Alaska, consisting of the Kensington Main deposit, Raven deposit, Jualin deposit, as well as other nearby deposits and exploration targets  Asset Overview Share of Companywide 2024E2 Production  Ownership 100%  Employees1 378  Claims 12,336 net acres  Type Underground  Processing Crushing, grinding, flotation processing Metals Gold concentrate  Mine life ~3 years  Gold (K oz)  671  819  2018  2023  161  388  2018  2023  332,500  oz

 NYSE: CDE  NYSE: CDE  NYSE: CDE 25  2Q 2023  3Q 2023  4Q 2023  1Q 2024  2Q 2024  Ore tons mined  152,035  166,122  197,456  157,382  181,982  Mining costs per ton mined  $88  $70  $68  $76  $67  Processing costs per ton processed3  $57  $50  $50  $56  $51  G&A per ton processed4  $49  $48  $47  $51  $46  Kensington (cont.)  (1) See applicable non-GAAP reconciliation tables in the appendix to this presentation.  (2) Excludes impact of prepayments.  Excludes third-party smelting charges, which are reflected in average realized selling prices of concentrate production.  Excludes management fee allocated from corporate.  Production and Cost Performance  Costs Per Ton  ($)  Operating Cash Flow and Capital Expenditures  ($M)  Operating cash flow2  Gold production (K oz)  Adj. CAS per AuOz1  13  25  27  21  23  $2,927  $1,543  $1,441  $1,840  $1,734  2Q 2023  3Q 2023  4Q 2023  1Q 2024  2Q 2024  $6.3  $6.1  $1.5  $4.6  $11.7  Capital expenditures$15.8  $15.1  $13.3  $16.5  ($13.6) 2Q 2023  3Q 2023  4Q 2023  1Q 2024  2Q 2024

 NYSE: CDE  NYSE: CDE  NYSE: CDE 26  27%  Wharf  (1) As of December 31, 2023.  (2) Guidance (or with respect to percentages, midpoint of guidance) as published by Coeur on August 7, 2024.  (3) See slides in appendix for additional information related to mineral reserves and resources.  Gold  Reserves & Resources3 P&P Reserves M&I Resources  Inferred Resources  The Wharf mine is an open pit, heap leach gold operation located in western South Dakota. The property consists of several areas of adjoining gold mineralization, which have been mined as a series of open pits  Asset Overview Share of Companywide 2024E2 Production  Ownership 100%  Employees1 243  Claims 7,852 net acres  Type Open pit and heap leach  Processing  Crushing, “on-off” heap leaching, spent ore neutralization, carbon absorption/desorption  Metals  Electrolytic cathodic sludge  Mine life  ~6 years  332,500  oz  Gold (K oz)  882  764  2018  2023  297  498  2018  2023  66  149  2018  2023

 NYSE: CDE  NYSE: CDE  NYSE: CDE 27  Wharf (cont.)  (1) See applicable non-GAAP reconciliation tables in the appendix to this presentation.  (2) Excludes third-party refining charges.  (3) Excludes management fee allocated from corporate.  Production and Cost Performance  Costs Per Ton  ($)  2Q 2023  3Q 2023  4Q 2023  1Q 2024  2Q 2024  Ore tons mined  984,846  1,021,267  1,488,562  1,157,955  1,163,437  Strip Ratio  1.9:1  3.8:1  1.0:1  3.2:1  2.2:1  Mining costs per ton mined  $4.71  $2.76  $5.09  $2.99  $3.52  Pad unload costs per ton mined  $1.55  $0.35  $1.46  $0.42  $0.85  Total mining costs per ton mined (incl. pad unload)  $6.25  $3.10  $6.54  $3.40  $4.36  Processing costs per ton processed2  $1.82  $4.25  $1.87  $3.56  $2.40  G&A per ton processed3  $3.01  $2.94  $3.11  $2.73  $3.22  26  23  30  20  22  $1,035  $1,267  $997  $1,165  $822  2Q 2023  3Q 2023 4Q 2023  Gold production (K oz)  1Q 2024 2Q 2024  Adj. CAS per AuOz1  Operating Cash Flow and Capital Expenditures  ($M)  Operating cash flow Capital expenditures  $33.8  $19.5  $28.8  $11.1  $17.0  $0.1  $0.7  $1.5  $0.3  $1.2  2Q 2023  3Q 2023  4Q 2023  1Q 2024  2Q 2024

 NYSE: CDE  NYSE: CDE  NYSE: CDE 28  Silvertip  (1) As of December 31, 2023.  (2) See slides in appendix for additional information related to mineral reserves and resources.  The Silvertip exploration project is one of the highest-grade polymetallic projects in the world. The site is located in northern British Columbia, Canada and sits within a highly prospective land package  Silver (M oz)  Zinc (M lb)  Lead (M lb)  M&I Resources  Inferred Resources  Asset Overview  Ownership 100%  Employees1 68  Claims 98,834 net acres  Type Underground  Processing  Crushing, grinding, flotation processing, concentrate thickening  Metals Lead concentrate, zinc concentrate  Reserves & Resources2  8.4  57.7  221.6  1,516.8  105.2  768.7  2018  2023  4.6  16.1  108.6  481.8  58.6  199.8  2018  2023

 Non-GAAP Reconciliations

 Non-GAAP to U.S. GAAP Reconciliation  NYSE: CDE  NYSE: CDE  NYSE: CDE  30  ($ thousands, except metal sales and per ounce amounts)  Palmarejo  Rochester  Kensington  Wharf  Silvertip  Total  Costs applicable to sales, including amortization (U.S. GAAP)  $59,070  $45,225  $47,166  $20,181  $790  $172,432  Amortization  (10,843)  (8,570)  (6,445)  (1,067)  (790)  (27,715)  Reported costs applicable to sales  $48,227  $36,655  $40,721  $19,114  -  $144,717  Inventory adjustments  (252)  (617)  55  (149)  -  (963)  By-product credit  -  -  50  (1,760)  -  (1,710)  Adjusted costs applicable to sales  $47,975  $36,038  $40,826  $17,205  -  $142,044  Metal Sales  Gold ounces  24,313  8,150  23,539  20,930  76,932  Silver ounces  1,542,395  985,269  65,063  -  2,592,727  Revenue Split  Gold  51%  41%  100%  100%  Silver  49%  59%  -  Adjusted costs applicable to sales  Gold ($/oz)  $1,006  $1,813  $1,734  $822  $1,264  Silver ($/oz)  $15.24  $21.58  -  $17.71  Costs Applicable to Sales  3 months ended June 30, 2024  Unaudited

 Non-GAAP to U.S. GAAP Reconciliation (cont.)  NYSE: CDE  NYSE: CDE  NYSE: CDE  30  ($ thousands, except metal sales and per ounce amounts)  Palmarejo  Rochester  Kensington  Wharf  Silvertip  Total  Costs applicable to sales, including amortization (U.S. GAAP)  $66,896  $33,632  $44,885  $26,808  $852  $173,073  Amortization  (12,602)  (6,633)  (5,596)  (1,393)  (852)  (27,076)  Reported costs applicable to sales  $54,294  $26,999  $39,289  $25,415  -  $145,997  Inventory adjustments  (468)  (3,555)  (283)  198  -  (4,108)  By-product credit  -  -  (34)  (1,633)  -  (1,667)  Adjusted costs applicable to sales  $53,826  $23,444  $38,972  $23,980  -  $140,222  Metal Sales  Gold ounces  33,462  6,185  21,183  20,586  81,416  Silver ounces  1,796,468  735,254  68,713  -  2,600,435  Revenue Split  Gold  56%  43%  100%  100%  Silver  44%  57%  -  Adjusted costs applicable to sales  Gold ($/oz)  $901  $1,630  $1,840  $1,165  $1,267  Silver ($/oz)  $13.18  $18.17  -  $14.63  Costs Applicable to Sales  3 months ended March 31, 2024  Unaudited

 Non-GAAP to U.S. GAAP Reconciliation (cont.)  NYSE: CDE  NYSE: CDE  NYSE: CDE  30  ($ thousands, except metal sales and per ounce amounts)  Palmarejo  Rochester  Kensington  Wharf  Silvertip  Total  Costs applicable to sales, including amortization (U.S. GAAP)  $230,018  $197,663  $178,564  $121,351  $4,018  $731,614  Amortization  (35,709)  (26,392)  (25,905)  (6,694)  (4,018)  (98,718)  Reported costs applicable to sales  $194,309  $171,271  $152,659  $114,657  -  $632,896  Inventory adjustments  (933)  (17,305)  (988)  (653)  -  (19,879)  By-product credit  -  -  (468)  (6,439)  -  (6,907)  Adjusted costs applicable to sales  $193,376  $153,966  $151,203  $107,565  -  $606,110  Metal Sales  Gold ounces  99,043  38,449  84,671  93,348  315,511  Silver ounces  6,534,469  3,339,780  266,156  -  10,140,405  Revenue Split  Gold  49%  48%  100%  100%  Silver  51%  52%  -  Adjusted costs applicable to sales  Gold ($/oz)  $957  $1,922  $1,786  $1,152  $1,355  Silver ($/oz)  $15.09  $23.97  -  $18.10  Costs Applicable to Sales  12 months ended December 31, 2023  Unaudited

 Non-GAAP to U.S. GAAP Reconciliation (cont.)  NYSE: CDE  NYSE: CDE  NYSE: CDE  30  ($ thousands, except metal sales and per ounce amounts)  Palmarejo  Rochester  Kensington  Wharf  Silvertip  Total  Costs applicable to sales, including amortization (U.S. GAAP)  $60,345  $85,155  $46,207  $34,150  $858  $226,715  Amortization  (9,949)  (13,349)  (8,366)  (1,892)  (858)  (34,414)  Reported costs applicable to sales  $50,396  $71,806  $37,841  $32,258  -  $192,301  Inventory adjustments  (195)  (17,295)  (131)  (677)  -  (18,298)  By-product credit  -  -  (275)  (2,146)  -  (2,421)  Adjusted costs applicable to sales  $50,201  $54,511  $37,435  $29,435  -  $171,582  Metal Sales  Gold ounces  24,849  19,174  25,980  29,538  99,541  Silver ounces  1,644,592  1,269,236  86,510  -  3,000,338  Revenue Split  Gold  50%  55%  100%  100%  Silver  50%  45%  -  Adjusted costs applicable to sales  Gold ($/oz)  $1,010  $1,564  $1,441  $997  $1,225  Silver ($/oz)  $15.26  $19.33  -  $17.03  Costs Applicable to Sales  3 months ended December 31, 2023  Unaudited

 Non-GAAP to U.S. GAAP Reconciliation (cont.)  NYSE: CDE  NYSE: CDE  NYSE: CDE  30  ($ thousands, except metal sales and per ounce amounts)  Palmarejo  Rochester  Kensington  Wharf  Silvertip  Total  Costs applicable to sales, including amortization (U.S. GAAP)  $57,083  $34,708  $45,180  $32,614  $919  $170,504  Amortization  (9,024)  (4,176)  (6,894)  (1,588)  (919)  (22,601)  Reported costs applicable to sales  $48,059  $30,532  $38,286  $31,026  -  $147,903  Inventory adjustments  (328)  (7,788)  (411)  (16)  -  (8,543)  By-product credit  -  -  (57)  (1,802)  -  (1,859)  Adjusted costs applicable to sales  $47,731  $22,744  $37,818  $29,208  -  $137,501  Metal Sales  Gold ounces  26,018  4,432  24,516  23,049  78,015  Silver ounces  1,533,975  606,083  73,677  -  2,213,735  Revenue Split  Gold  50%  37%  100%  100%  Silver  50%  63%  -  Adjusted costs applicable to sales  Gold ($/oz)  $917  $1,899  $1,543  $1,267  $1,273  Silver ($/oz)  $15.56  $23.64  -  $17.85  Costs Applicable to Sales  3 months ended September 30, 2023  Unaudited

 Non-GAAP to U.S. GAAP Reconciliation (cont.)  NYSE: CDE  NYSE: CDE  NYSE: CDE  30  ($ thousands, except metal sales and per ounce amounts)  Palmarejo  Rochester  Kensington  Wharf  Silvertip  Total  Costs applicable to sales, including amortization (U.S. GAAP)  $54,608  $29,717  $43,950  $29,634  $1,021  $158,930  Amortization  (8,017)  (3,649)  (4,801)  (1,805)  (1,021)  (19,293)  Reported costs applicable to sales  $46,591  $26,068  $39,149  $27,829  -  $139,637  Inventory adjustments  (209)  (1,215)  (239)  77  -  (1,586)  By-product credit  -  -  (63)  (1,922)  -  (1,985)  Adjusted costs applicable to sales  $46,382  $24,853  $38,847  $25,984  -  $136,066  Metal Sales  Gold ounces  22,207  6,493  13,273  25,117  67,090  Silver ounces  1,560,743  694,657  82,013  -  2,337,413  Revenue Split  Gold  49%  43%  100%  100%  Silver  51%  57%  -  Adjusted costs applicable to sales  Gold ($/oz)  $1,023  $1,646  $2,927  $1,035  $1,464  Silver ($/oz)  $15.16  $20.39  -  $16.77  Costs Applicable to Sales  3 months ended June 30, 2023  Unaudited

 Non-GAAP to U.S. GAAP Reconciliation (cont.)  NYSE: CDE  NYSE: CDE  NYSE: CDE  30  ($ thousands)  2Q 2024  1Q 2024  4Q 2023  3Q 2023  Cash flow from operating activities  $39,573  ($1,121)  $36,096  $43,220  Sustaining capital expenditures  (15,253)  (10,229)  (12,025)  (9,836)  Free cash flow  $24,320  ($11,350)  $24,071  $33,384  Unaudited  SilverCrest Free Cash Flow

 2023 Proven and Probable Mineral Reserves  NYSE: CDE  NYSE: CDE  NYSE: CDE  30  Grade  Contained  Location  Short tons  Gold (oz/t)  Silver (oz/t)  Gold (oz)  Silver (oz)  PROVEN RESERVES  Palmarejo  Mexico  4,203,000  0.060  4.21  252,000  17,698,000  Rochester  Nevada, USA  465,919,000  0.002  0.38  1,135,000  177,472,000  Kensington  Alaska, USA  1,009,000  0.186  -  188,000  -  Wharf  South Dakota, USA  5,931,000  0.032  -  188,000  -  Total  477,062,000  0.004  0.41  1,763,000  195,170,000  PROBABLE RESERVES  Palmarejo  Mexico  8,580,000  0.060  3.88  517,000  33,283,000  Rochester  Nevada, USA  44,524,000  0.002  0.35  104,000  15,413,000  Kensington  Alaska, USA  1,109,000  0.201  -  223,000  -  Wharf  South Dakota, USA  21,318,000  0.027  -  575,000  -  Total  75,531,000  0.019  0.64  1,418,000  48,695,000  PROVEN AND PROBABLE RESERVES  Palmarejo  Mexico  12,783,000  0.060  3.99  769,000  50,981,000  Rochester  Nevada, USA  510,443,000  0.002  0.38  1,238,000  192,885,000  Kensington  Alaska, USA  2,119,000  0.194  -  411,000  -  Wharf  South Dakota, USA  27,249,000  0.028  -  764,000  -  Total Proven and Probable Reserves  552,594,000  0.006  0.44  3,182,000  243,865,000  Reserves and Resources

Reserves and Resources (cont.)

2023 Measured and Indicated Mineral Resources (excluding Reserves)

	Location	Short tons	Grade				Contained			
			Gold (oz/t)	Silver (oz/t)	Zinc (%)	Lead (%)	Gold (oz)	Silver (oz)	Zinc (lbs)	Lead (lbs)
MEASURED RESOURCES										
Palmarejo	Mexico	5,674,000	0.070	4.56			396,000	25,875,000		
Rochester	Nevada, USA	110,460,000	0.002	0.29			200,000	31,587,000		
Kensington	Alaska, USA	1,653,000	0.286	-			477,000	-		
Wharf	South Dakota, USA	1,666,000	0.024	-			40,000	-		
Silvertip	Canada	734,000	-	10.56	9.93%	7.88%	-	7,749,000	145,703,000	115,648,000
Lincoln Hill	Nevada, USA	4,642,000	0.012	0.34			58,000	1,592,000		
Total		**124,828,000**	**0.009**	**0.54**			**1,171,000**	**66,803,000**	**145,703,000**	**115,648,000**
INDICATED RESOURCES										
Palmarejo	Mexico	15,500,000	0.060	3.85			926,000	59,701,000		
Rochester	Nevada, USA	27,170,000	0.002	0.41			47,000	11,237,000		
Kensington	Alaska, USA	1,278,000	0.268	-			342,000	-		
Wharf	South Dakota, USA	22,150,000	0.021	-			458,000	-		
Silvertip	Canada	6,418,000	-	7.78	10.68%	5.09%	-	49,919,000	1,371,074,000	653,008,000
Lincoln Hill	Nevada, USA	27,668,000	0.011	0.31			306,000	8,655,000		
Total		**100,184,000**	**0.021**	**1.29**			**2,078,000**	**129,512,000**	**1,371,074,000**	**653,008,000**
MEASURED AND INDICATED RESOURCES										
Palmarejo	Mexico	21,174,000	0.062	4.04			1,321,000	85,576,000		
Rochester	Nevada, USA	137,630,000	0.002	0.31			247,000	42,824,000		
Kensington	Alaska, USA	2,931,000	0.279	-			819,000	-		
Wharf	South Dakota, USA	23,816,000	0.021	-			498,000	-		
Silvertip	Canada	7,152,000	-	8.06	10.60%	5.37%	-	57,668,000	1,516,777,000	768,657,000
Lincoln Hill	Nevada, USA	32,310,000	0.011	0.32			364,000	10,247,000		
Total Measured and Indicated Resources		**225,012,000**	**0.014**	**0.87**			**3,249,000**	**196,315,000**	**1,516,777,000**	**768,657,000**

NYSE: CDE 38

 Reserves and Resources (cont.)  NYSE: CDE  NYSE: CDE  NYSE: CDE  30  2023 Inferred Mineral Resources  Grade  Contained  Location  Short tons  Gold (oz/t)  Silver (oz/t)  Zinc (%)  Lead (%)  Gold (oz)  Silver (oz)  Zinc (lbs)  Lead (lbs)  INFERRED RESOURCES  Palmarejo  Mexico  4,207,000  0.091  4.50  381,000  18,933,000  Rochester  Nevada, USA  135,104,000  0.002  0.34  267,000  45,959,000  Kensington  Alaska, USA  1,567,000  0.248  -  388,000  -  Wharf  South Dakota, USA  7,125,000  0.021  -  149,000  -  Silvertip  Canada  2,345,000  -  6.86  10.27%  4.26%  -  16,084,000  481,791,000  199,815,000  Lincoln Hill  Nevada, USA  22,952,000  0.011  0.36  255,000  8,163,000  Wilco  Nevada, USA  25,736,000  0.021  0.13  531,000  3,346,000  Total Inferred Resources  199,037,000  0.010  0.46  1,971,000  92,485,000  481,791,000  199,815,000

 Reserves and Resources (cont.)  NYSE: CDE  NYSE: CDE  NYSE: CDE  30  Notes to 2023 Mineral Reserves:  The Mineral Reserve estimates are current as of December 31, 2023 and are reported using the definitions in Item 1300 of Regulation S–K (17 CFR Part 229) (SK1300) and were prepared by the company’s technical staff.  Assumed metal prices for 2023 Mineral Reserves were $21.00 per ounce of silver, $1,600 per ounce of gold, $1.15 per pound of zinc, $0.95 per pound of lead, except for Kensington at $1,850 per ounce of gold.   Palmarejo Mineral Reserve estimates use the following key input parameters: assumption of conventional longhole underground mining; reported above a variable gold equivalent cut-off grade that ranges from 2.11–2.97 g/t AuEq and an incremental development cut-off grade ranging from 1.16–1.55 g/t AuEq; metallurgical recovery assumption of 92.0% for gold and 83.0% for silver; mining dilution assumes 0.4–1.1 meter of hanging/foot wall waste dilution; mining loss of 15% was applied; variable mining costs that range from US$44.72–US$85.71/tonne, surface haulage costs of US$4.92/tonne, process costs of US$32.70/tonne, general and administrative costs of US$14.06/tonne, and surface/auxiliary support costs of US$3.18/tonne. Excludes the impact of the Franco-Nevada gold stream agreement at Palmarejo in calculation of Mineral Reserves. No assurances can be given that all mineral reserves will be mined, as mineralized material that may qualify as reserves under applicable standards by virtue of having positive economics may not generate attractive enough returns to be included in our mine plans, due to factors such as the impact of the gold stream at Palmarejo. As a result, we may elect not to mine portions of the mineralized material reported as reserves.  Rochester Mineral Reserve estimates are tabulated within a confining pit design and use the following input parameters: Rochester oxide variable recovery Au =  77.7–85.9% and Ag = 59.4-61.0%; Rochester sulfide variable recovery Au = 15.2–77.7% and Ag = 0.0–59.4%; with a net smelter return cutoff of $3.01/st oxide and US$3.11/st sulfide; Nevada Packard oxide recovery Au = 92.0% and Ag = 61.0%; with a net smelter return cutoff of $5.51/st for oxide, where the NSR is calculated as resource net smelter return (NSR) = silver grade (oz/ton) * silver recovery (%) * (silver price ($/oz) - refining cost ($/oz)) + gold grade (oz/ton) * gold recovery (%) * (gold price ($/oz) - refining cost ($/oz)); variable pit slope angles that approximately average 48º over the life-of-mine.  Kensington Mineral Reserve estimates use the following key input parameters: assumption of conventional underground mining; gold price of $1,850/oz; reported above a gold cut-off grade of 0.135 oz/st Au; metallurgical recovery assumption of 93.5%; gold payability of 97.5%; mining dilution of 20%; mining loss of 12% was applied; mining costs of US$103.67/ton mined; process costs of US$55.06/ton processed; general and administrative costs of US$55.37/ton processed; Sustaining capital US$4.50/ton processed; and concentrate refining and shipping costs of US$108.67/oz sold.  Wharf Mineral Reserve estimates use the following key input parameters: assumption of conventional open pit mining; reported above a gold cut-off grade of 0.010 oz/ton Au; average metallurgical recovery assumption of 79.0%; royalty burden of US$64/oz Au; pit slope angles that vary from 34–50º; mining costs of US$2.44/ton mined, process costs of US$11.71/ton processed (includes general and administrative costs).  Rounding of short tons, grades, and troy ounces, as required by reporting guidelines, may result in apparent differences between tons, grades, and contained metal contents.

 Reserves and Resources (cont.)  NYSE: CDE  NYSE: CDE  NYSE: CDE  30  Notes to 2023 Mineral Resources:  Mineral Resource estimates are reported exclusive of Mineral Reserves, are current as of December 31, 2023, and are reported using definitions in SK1300 on a 100% ownership basis. Mineral Resource estimates were prepared by the Company’s technical staff.  Assumed metal prices for 2023 estimated Mineral Resources were $25.00 per ounce of silver, $1,800 per ounce of gold, $1.30 per pound of zinc, $1.00 per pound of lead, unless otherwise noted.  Palmarejo Mineral Resource estimates use the following key input parameters: Assumption of conventional longhole underground mining; reported above a variable gold equivalent cut-off grade that ranges from 1.87–2.64 g/t AuEq; metallurgical recovery assumption of 92.0% for gold and 83.0% for silver; variable mining costs that range from US$44.72–US$85.71/tonne, surface haulage costs of US$4.92/tonne, process costs of US$32.70/tonne, general and administrative costs of US$14.06/tonne, and surface/auxiliary support costs of US$3.18/tonne. Excludes the impact of the Franco-Nevada gold stream agreement at Palmarejo in calculation of Mineral Resources.  Kensington Mineral Resource estimates use the following key input parameters: metal price of $2,000 per ounce gold, assumption of conventional longhole underground mining; reported above a variable gold cut-off grade of 0.124 oz/ton Au; metallurgical recovery assumption of 93.5%; gold payability of 97.5%, mining costs of US$103.67/ton mined; process costs of US$55.06/ton processed; general and administrative costs of US$55.37/ton processed; Sustaining capital US$4.50/ton processed; and concentrate refining and shipping costs of US$108.67/oz sold.  Wharf Mineral Resource estimates use the following key input parameters: assumption of conventional open pit mining; reported above a gold cut-off grade of  0.010 oz/ton Au; average metallurgical recovery assumption of 79.0% across all rock types; royalty burden of US$72/oz Au; pit slope angles that vary from 34–50º; mining costs of $2.44/ton mined, process costs of US$11.71/ton processed (includes general and administrative costs).  (6) Rochester Mineral Resource estimates are tabulated within a confining pit shell and use the following input parameters: Rochester oxide variable recovery Au =  77.7–85.9% and Ag = 59.4%; Rochester sulfide variable recovery Au = 15.2–77.7% and Ag = 0.0–59.4%; with a net smelter return cutoff of $3.01/st oxide and US$3.11/st sulfide; Nevada Packard oxide recovery Au = 92.0% and Ag = 61.0%; with a net smelter return cutoff of $5.51/st for oxide, where the NSR is calculated as resource net smelter return (NSR) = silver grade (oz/ton) * silver recovery (%) * (silver price ($/oz) - refining cost ($/oz)) + gold grade (oz/ton) * gold recovery (%)  * (gold price ($/oz) - refining cost ($/oz)); variable pit slope angles that approximately average 48º over the life-of-mine.  Silvertip Underground Mineral Resource estimates are reported using a net smelter return (“NSR”) cutoff of US$130/tonne. Mineral Resources are reported insitu using the following assumptions: The estimate use the following key input parameters: lead recovery of 89-90%, zinc recovery of 82-83% and silver recovery of 83- 84%. Lead concentrate grade of 53-54%; zinc concentrate grade of 56-57%; mining costs of US$68.77/tonne; processing costs of US$58.20/tonne and US$46.49/tonne, where the NSR ($/tonne) = tonnes x grade x metal prices x metallurgical recoveries – royalties – TCRCs – transport costs over the life of the mine.   Lincoln Hill Open Pit Mineral Resource estimates are reported in-situ and are contained within a confining pit shell and use the following key input parameters: reported above an oxide gold equivalent cutoff of 0.15 ounces per ton and 0.20 oz ounces per ton assuming a silver to gold ratio of 60:1; gold recoveries of 64%; silver recoveries of 59%; mining costs of US$3.10/ton; process costs of US$3.60/ton; general and administrative costs of $1.50/ton processed; average pit slope angles of 45º over the life-of-mine. The technical and economic parameters are those that were used in the 2018 Resource Estimation. Based on the QPs review of the estimate, there would be no material change to the Mineral Resource if a gold price of US$1,700/oz, a silver price of US$22/oz or economic parameters were updated. Therefore the 2018 Mineral Resource is considered current and is presented unchanged.

 Reserves and Resources (cont.)  NYSE: CDE  NYSE: CDE  NYSE: CDE  30  Notes to 2023 Mineral Resources (cont.):   Wilco Open Pit Mineral Resource estimates are reported using an equivalent gold cutoff of 0.20 ounces per ton assuming a silver to gold ratio of 60:1. Resources are reported in-situ and contained withed a conceptual measured, indicated and inferred optimized pit shell. Silver price of US$20/oz, gold price of US$1,400/oz. Average oxide and sulfide gold recovery is 70%, average carbonaceous gold recovery is 50%. Average oxide and sulfide gold recovery is 60%. Average carbonaceous silver recovery is 50%. Open pit mining cost is US$1.50/ton, processing and processing and G&A cost is US$5.46/ton; average pit slope angles of 50º. The technical and economic parameters are those that were used in the 2018 Resource Estimation. Based on the QPs review of the estimate, there would be no material change to the mineral resources if a gold price of US$1,700/oz, a silver price of US$22/oz or economic parameters were updated. Therefore the 2018 Mineral Resource report is considered current and is presented unchanged.  Rounding of short tons, grades, and troy ounces, as required by reporting guidelines, may result in apparent differences between tons, grades, and contained metal contents.

Reserves and Resources (cont.)

COEUR MINING

2018 Proven and Probable Mineral Reserves

			Grade				Contained			
	Location	Short tons	Gold (oz/t)	Silver (oz/t)	Zinc (%)	Lead (%)	Gold (oz)	Silver (oz)	Zinc (lbs)	Lead (lbs)
PROVEN RESERVES										
Palmarejo	Mexico	1,283,000	0.084	4.97			108,000	6,376,000		
Rochester	Nevada, USA	228,413,000	0.003	0.44			657,000	101,058,000		
Kensington	Alaska, USA	1,600,000	0.186	-			298,000	-		
Wharf	South Dakota, USA	34,043,000	0.026	-			877,000	-		
Silvertip	Canada	280,000	-	10.81	9.83%	7.53%	-	3,026,000	55,039,000	42,156,000
Total		**265,620,000**	**0.007**	**0.41**	**-**	**-**	**1,940,000**	**110,461,000**	**55,039,000**	**42,156,000**
PROBABLE RESERVES										
Palmarejo	Mexico	8,118,000	0.072	5.39			585,000	43,788,000		
Rochester	Nevada, USA	13,166,000	0.002	0.39			27,000	5,141,000		
Kensington	Alaska, USA	986,000	0.258	-			254,000	-		
Wharf	South Dakota, USA	153,000	0.033	-			5,000	-		
Silvertip	Canada	1,489,000	-	7.98	7.93%	5.22%	-	11,885,000	236,200,000	155,305,000
Total		**23,912,000**	**0.036**	**2.54**	**-**	**-**	**871,000**	**60,814,000**	**236,200,000**	**155,305,000**
PROVEN AND PROBABLE RESERVES										
Palmarejo	Mexico	9,401,000	0.074	5.34			693,000	50,164,000		
Rochester	Nevada, USA	241,580,000	0.003	0.44			684,000	106,200,000		
Kensington	Alaska, USA	2.586,000	0.213	-			552,000	-		
Wharf	South Dakota, USA	34,196,000	0.026	-			882,000	-		
Silvertip	Canada	1,769,000	-	8.43	8.23%	5.58%	-	14,911,000	291,239,000	197,461,000
Total Proven and Probable Reserves		**289,532,000**	**0.010**	**0.59**	**-**	**-**	**2,811,000**	**171,275,000**	**291,239,000**	**197,461,000**

NYSE: CDE 43

Reserves and Resources (cont.)

COEUR MINING

2018 Measured and Indicated Mineral Resources (excluding Reserves)

	Location	Short tons	Grade				Contained			
			Gold (oz/t)	Silver (oz/t)	Zinc (%)	Lead (%)	Gold (oz)	Silver (oz)	Zinc (lbs)	Lead (lbs)
MEASURED RESOURCES										
Palmarejo	Mexico	604,000	0.086	4.77			52,000	2,880,000		
Rochester	Nevada, USA	164,704,000	0.002	0.35			372,000	57,121,000		
Kensington	Alaska, USA	1,610,000	0.254	-			409,000	-		
Wharf	South Dakota, USA	8,070,000	0.034	-			271,000	-		
Silvertip	Canada	112,000	-	11.08	10.03%	8.06%	-	1,241,000	22,521,000	18,109,000
Lincoln Hill	Nevada, USA	4,642,000	0.012	0.34			58,000	1,592,000		
Total		**179,742,000**	**0.006**	**0.35**	**-**	**-**	**1,162,000**	**62,834,000**	**22,521,000**	**18,109,000**
INDICATED RESOURCES										
Palmarejo	Mexico	7,544,000	0.054	4.27			407,000	32,194,000		
Rochester	Nevada, USA	34,290,000	0.002	0.37			82,000	12,733,000		
Kensington	Alaska, USA	1,071,000	0.245	-			262,000	-		
Wharf	South Dakota, USA	626,000	0.042	-			26,000	-		
Silvertip	Canada	1,179,000	-	6.04	8.44%	3.69%	-	7,118,000	199,096,000	87,082,000
Lincoln Hill	Nevada, USA	27,668,000	0.011	0.31			306,000	8,655,000		
Total		**72,378,000**	**0.015**	**0.84**	**-**	**-**	**1,083,000**	**60,700,000**	**199,096,000**	**87,082,000**
MEASURED AND INDICATED RESOURCES										
Palmarejo	Mexico	8,149,000	0.056	4.30			458,000	35,074,000		
Rochester	Nevada, USA	198,994,000	0.002	0.35			454,000	69,854,000		
Kensington	Alaska, USA	2,681,000	0.250	-			671,000	-		
Wharf	South Dakota, USA	8,696,000	0.034	-			297,000	-		
Silvertip	Canada	1,292,000	-	6.47	8.58%	4.07%	-	8,359,000	221,617,000	105,191,000
Lincoln Hill	Nevada, USA	32,310,000	0.011	0.32			364,000	10,247,000		
Total Measured and Indicated Resources		**252,122,000**	**0.009**	**0.49**	**-**	**-**	**2,244,000**	**123,534,000**	**221,617,000**	**105,191,000**

NYSE: CDE 44

› Reserves and Resources (cont.)

2018 Inferred Mineral Resources

	Location	Short tons	Grade: Gold (oz/t)	Grade: Silver (oz/t)	Grade: Zinc (%)	Grade: Lead (%)	Contained: Gold (oz)	Contained: Silver (oz)	Contained: Zinc (lbs)	Contained: Lead (lbs)
INFERRED RESOURCES										
Palmarejo	Mexico	5,875,000	0.065	4.36			384,000	25,609,000		
Rochester	Nevada, USA	235,062,000	0.002	0.37			542,000	88,075,000		
Kensington	Alaska, USA	710,000	0.227	-			161,000	-		
Wharf	South Dakota, USA	2,553,000	0.026	-			66,000	-		
Silvertip	Canada	583,000	-	7.91	9.31%	5.02%	-	4,612,000	108,621,000	58,593,000
Lincoln Hill	Nevada, USA	22,952,000	0.011	0.36			255,000	8,163,000		
Wilco	Nevada, USA	25,736,000	0.021	0.13			531,000	3,346,000		
Total Inferred Resources		**293,471,000**	**0.007**	**0.44**	**-**	**-**	**1,939,000**	**129,805,000**	**108,621,000**	**58,593,000**

Notes to 2018 mineral reserves and resources:

(1) Effective December 31, 2018.

(2) Assumed metal prices for Mineral Reserves were $17.00 per ounce of silver, $1,250 per ounce of gold, $1.25 per pound zinc, $1.00 per pound lead.

(3) Assumed metal prices for estimated Mineral Resources were $20.00 per ounce of silver, $1,400 per ounce of gold, $1.30 per pound zinc, $1.05 per pound lead, except Lincoln Hill and Wilco at $1,350 per ounce gold and $22.00 per ounce silver.

(4) Mineral Resources are in addition to Mineral Reserves and do not have demonstrated economic viability. Inferred Mineral Resources are considered too speculative geologically to have the economic considerations applied to them that would enable them to be considered for estimation of Mineral Reserves, and there is no certainty that the Inferred Mineral Resources will be realized. The preliminary economic assessment for the re-scoped mine plan at Kensington is preliminary in nature and includes Inferred Mineral Resources, and does not have as high a level of certainty as a plan that was based solely on proven and probable reserves and there is no certainty that the results from the preliminary economic assessment will be realized.

(5) Rounding of tons and ounces, as required by reporting guidelines, may result in apparent differences between tons, grade, and contained metal content.

(6) For details on the estimation of mineral resources and reserves, including the key assumptions, parameters and methods used to estimate the Mineral Resources and Mineral Reserves, Canadian investors should refer to the NI 43-101 Technical Reports for Coeur's properties on file at www.sedarplus.ca.

NYSE: CDE 45

SilverCrest Reserves and Resources

COEUR MINING

2023 Proven and Probable Mineral Reserves

	Classification	Tonnes (k)	Grade			Contained		
			Gold (g/t)	Silver (g/t)	AgEq (g/t)	Gold (k oz)	Silver (k oz)	AgEq (k oz)
Babicanora	Proven	345	7.03	665	1,224	78	7,382	13,589
Babicanora	Probable	2,334	3.90	370	679	292	27,734	50,987
Las Chispas	Proven	-	-	-	-	-	-	-
Las Chispas	Probable	401	3.09	399	645	40	5,152	8,323
Babicanora + Las Chispas	**Proven + Probable**	**3,081**	**4.14**	**407**	**736**	**410**	**40,269**	**72,899**
Run of Mine Stockpile	Proven	168	5.56	428	869	30	2,311	4,699
Historical Stockpile	Proven	150	1.14	112	203	6	541	980
Total Stockpile	Proven	318	3.47	279	555	36	2,852	5,679
Total Mineral Reserve Estimate	**Proven + Probable**	**3,399**	**4.08**	**395**	**719**	**446**	**43,121**	**78,579**

Notes to 2023 mineral reserves and resources:

(1) The effective date of the estimate is June 30, 2022.

(2) The Mineral Reserve is estimated using the 2019 CIM Estimation of Mineral Resources & Mineral Reserves Best Practice Guidelines and 2014 CIM Definition Standards for Mineral Resources & Mineral Reserves.

(3) The Mineral Reserve is estimated with a 372 gpt AgEq fully loaded COG for the deposit and an 85 gpt AgEq Marginal COG for development.

(4) The Mineral Reserve is estimated using long-term prices of $1,650/oz for gold and $21.00/oz for silver.

(5) A government gold royalty of 0.5% is included in the Mineral Reserve estimates.

(6) Stockpile values were provided by SilverCrest and account for approximately 7% of mineral reserve ounces.

(7) The Mineral Reserve is estimated with a maximum mining recovery of 95%, with reductions in select areas based on geotechnical guidelines.

(8) The Mineral Reserve presented includes both internal and external dilution. The external dilution includes a mining dilution of 0.5 m width on both the hanging wall and footwall for the long hole mining method (1 m total), and a 0.2 m width on both the hanging wall and footwall for the resue mining methods (0.4 m total). Cut-and-fill mining was assumed as breasting in all cases, using the ore sill drive width of 3.3 m as a minimum mining width inclusive of dilution. Additional external dilution was applied in select areas based on geotechnical recommendations. Backfill dilution is also included and represents 4% for the long hole mining method and 7% for cut-and-fill and resue mining methods.

(9) A minimum mining width of 1.5 m, 3.3 m and 0.5 m was used for the long-hole, cut-and-fill and resue mining methods, respectively.

(10) Average metallurgical recoveries applied are 97.9% Au and 96.7% Ag.

(11) The economic viability of the Mineral Reserve has been demonstrated.

(12) AgEq(gpt) = (Au(gpt) * 79.51 + Ag(gpt)). AgEq calculations consider metal prices, metallurgical recoveries, Mexican Government gold royalty and tax rate.

(13) Estimates use metric units (metres (m), tonnes (t), and gpt). Metal contents are presented in troy ounces (metric tonne x grade / 31.103475).

(14) The independent Qualified Person is not aware of any known environmental, permitting, legal, title-related, taxation, socio-political or marketing issues, or any other relevant issue that could materially affect the Mineral Reserve Estimate.

(15) Totals may not add due to rounding.

(16) For details on the estimation of mineral resources and reserves, including the key assumptions, parameters and methods used to estimate the Mineral Resources and Mineral Reserves, Canadian investors should refer to the NI 43-101 Technical Reports for Coeur's properties on file at www.sedarplus.ca.

NYSE: CDE 46

SilverCrest Reserves and Resources (cont.)

COEUR MINING

2023 Measured and Indicated Mineral Resources (excluding Reserves) & Inferred Mineral Resources

			Grade			Contained		
	Classification	Tonnes (k)	Gold (g/t)	Silver (g/t)	AgEq (g/t)	Gold (k oz)	Silver (k oz)	AgEq (k oz)
Babicanora Area Veins	Measured	206.6	13.67	1,298	2,376	90.8	8,561	15,779
Babicanora Area Veins	Indicated	1,726.3	7.09	658	1,222	393.6	36,540	67,238
Babicanora Area Veins	Measured + Indicated	1,932.9	7.79	726	1,345	484.3	45,101	83,611
Las Chispas Area Veins	Indicated	441.6	4.22	552	888	60.0	7,835	12,605
Total Undiluted Veins	**Measured + Indicated**	**2,374.5**	**7.13**	**693**	**1,260**	**544.3**	**52,936**	**96,216**
Historical Stockpiles	Indicated	151.8	1.14	112	203	5.6	546	990
Run of Mine Stockpiles	Measured	168.1	5.56	428	869	30.0	2,311	4,699
Total (Veins + Stockpiles)	**Measured + Indicated**	**2,694.4**	**6.69**	**644**	**1,176**	**579.9**	**55,794**	**101,905**
Babicanora Area Veins	Inferred	953.5	4.49	267	624	137.5	8,188	19,123
Las Chispas Area Veins	Inferred	373.6	1.81	274	418	21.7	3,296	5,024
Total Undiluted Veins	**Inferred**	**1,327.1**	**3.73**	**269**	**566**	**159.2**	**11,484**	**24,147**

Notes to 2023 mineral reserves and resources:

(1) Mineral Resources that are not Mineral Reserves and do not have demonstrated economic viability.

(2) The estimate of Mineral Resources may be materially affected by environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues.

(3) The Inferred Mineral Resource in this estimate has a lower level of confidence than that applied to an Indicated Mineral Resource and must not be converted to a Mineral Reserve. It can be reasonably expected that the majority of the Inferred Mineral Resource could be upgraded to an Indicated Mineral Resource with continued exploration.

(4) The effective date for M&I Resource estimates of the veins and stockpiles was June 30, 2022, while Inferred Resource estimates for the veins was effective March 31, 2023.

(5) Mined areas as of June 30, 2022, were removed from the wireframes and block models.

(6) AgEq is based on Ag:Au ratio of 79.51:1 calculated using $1,650/oz Au and $21/oz Ag, with average metallurgical recoveries of 97.9% Au and 96.7% Ag and 99.9% payable for both Au and Ag.

(7) Mineral Resources are inclusive of the Mineral Reserves.

(8) All numbers are rounded.

(9) Cut-off grade ("COG") used for In-situ material is 150 gpt AgEq and, for Historical stockpiles is 110 gpt AgEq. No cut-off grade was applied to ROM stockpile as it is based on material mined.

(10) For details on the estimation of mineral resources and reserves, including the key assumptions, parameters and methods used to estimate the Mineral Resources and Mineral Reserves, Canadian investors should refer to the NI 43-101 Technical Reports for Coeur's properties on file at www.sedarplus.ca.

NYSE: CDE 47

SilverCrest Reserves and Resources (cont.)

COEUR MINING

2021 Proven and Probable Mineral Reserves

		Grade			Contained		
	Tonnes (k)	Gold (g/t)	Silver (g/t)	AgEq (g/t)	Gold (k oz)	Silver (k oz)	AgEq (k oz)
Proven	336.5	6.21	552	1,091	67.1	5,971	11,806
Probable	3,014.7	4.65	541	855	451.0	43,707	82,898
Total Mineral Reserve Estimate	**3,351.2**	**4.81**	**461**	**879**	**518.1**	**49,679**	**94,740**

Notes to 2021 mineral reserves and resources:

(1) The Mineral Reserve is estimated using the 2019 CIM Estimation of Mineral Resources & Mineral Reserves Best Practice Guidelines and 2014 CIM Definition Standards for Mineral Resources & Mineral Reserves.

(2) The Mineral Reserve is estimated with a variable COG which was calculated by vein width and economic and operating parameters. Refer to Subsection 15.2 for COG estimation details.

(3) The Mineral Reserve is estimated using long-term prices of $1,410/oz for gold and $16.60/oz for silver.

(4) A government gold royalty of 0.5% is included in the Mineral Reserve estimates.

(5) The Mineral Reserve is estimated with a mining recovery of 95%.

(6) The Mineral Reserve presented includes both internal and external dilution. The external dilution included a mining dilution of 0.5 m width on the hanging wall and footwall for the long hole mining method and a 0.2 m width on the hanging wall and footwall for the cut-and-fill and resue mining methods. Backfill dilution is also included and represents 7% for the long hole mining method and 10% for cut-and-fill and resue mining methods.

(7) A minimum mining width of 1.5 m was used for the long hole and cut-and-fill mining methods. A minimum mining width of 0.5 m was used for the resue mining method.

(8) The economic viability of the Mineral Reserve has been demonstrated.

(9) AgEq is based on gold to silver ratio of 86.9:1 calculated using US$1,410/oz Au and US$16.60/oz Ag, with average metallurgical recoveries of 96% Au and 94% Ag.

(10) The Qualified Person for the estimate is Mr. Carl Michaud, P.Eng., Underground Engineering Manager for GMS. The estimate has an effective date of January 4, 2021.

(11) Totals may not add due to rounding.

(12) For details on the estimation of mineral resources and reserves, including the key assumptions, parameters and methods used to estimate the Mineral Resources and Mineral Reserves, Canadian investors should refer to the NI 43-101 Technical Reports for Coeur's properties on file at www.sedarplus.ca.

Note: Historic SilverCrest Reserves and Resources are not compliant to current SK-1300 regulations. Coeur has not done sufficient work to classify the historic SilverCrest estimate under SK-1300 and is not treating it as current mineral reserves or mineral resources.

NYSE: CDE 48

SilverCrest Reserves and Resources (cont.)

COEUR MINING

2021 Measured and Indicated Mineral Resources (excluding Reserves) & Inferred Mineral Resources

			Grade			Contained		
	Classification	Tonnes (k)	Gold (g/t)	Silver (g/t)	AgEq (g/t)	Gold (k oz)	Silver (k oz)	AgEq (k oz)
Babicanora Area Total	Measured + Indicated	2,214.5	7.35	681	1,319	523.2	48,471	93,939
Las Chispas Area Total	Indicated	445.1	4.20	548	913	60.1	7,844	13,065
Total Undiluted Veins	**Measured + Indicated**	**2,659.6**	**6.82**	**659**	**1,251**	**583.3**	**56,316**	**107,004**
Stockpiles	Indicated	164.2	1.232	108	215	6.5	572	1,135
Total (Veins + Stockpiles)	**Measured + Indicated**	**2,823.8**	**6.50**	**627**	**1,191**	**589.8**	**56,888**	**108,139**
Babicanora Area Total	Inferred	861.6	5.47	409	884	151.6	11,325	24,496
Las Chispas Area Total	Inferred	378.4	1.80	272	428	21.9	3,308	5,209
Total Undiluted Veins	**Inferred**	**1,240.0**	**4.35**	**267**	**745**	**173.4**	**14,634**	**29,705**

Notes to 2021 mineral reserves and resources:

(1) Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability.

(2) The estimate of Mineral Resources may be materially affected by environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues.

(3) The Inferred Mineral Resource in this estimate has a lower level of confidence than that applied to an Indicated Mineral Resource and must not be converted to a Mineral Reserve. It can be reasonably expected that the majority of the Inferred Mineral Resource could be upgraded to an Indicated Mineral Resource with continued exploration.

(4) The Mineral Resources in the Report were estimated using the 2019 CIM Estimation of Mineral Resources & Mineral Reserves Best Practice Guidelines and 2014 CIM Definition Standards for Mineral Resources & Mineral Reserves.

(5) Historical mined areas were removed from the wireframes and block model.

(6) AgEq is based on gold to silver ratio of 86.9:1 calculated using $1,410/oz Au and $16.60/oz Ag, with average metallurgical recoveries of 96% Au and 94% Ag.

(7) Mineral Resources are inclusive of the Mineral Reserves stated in Section 15.

(8) Totals may not add due to rounding.

(9) For details on the estimation of mineral resources and reserves, including the key assumptions, parameters and methods used to estimate the Mineral Resources and Mineral Reserves, Canadian investors should refer to the NI 43-101 Technical Reports for Coeur's properties on file at www.sedarplus.ca.

Note: Historic SilverCrest Reserves and Resources are not compliant to current SK-1300 regulations. Coeur has not done sufficient work to classify the historic SilverCrest estimate under SK-1300 and is not treating it as current mineral reserves or mineral resources.

NYSE: CDE 49

No Offer or Solicitation  Communications in the news release do not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the proposed Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  Important Additional Information  In connection with the Transaction, Coeur and SilverCrest intend to file materials with the Securities and Exchange Commission (the “SEC”) and on SEDAR+, as applicable. Coeur intends to file a definitive proxy statement on Schedule 14A (the “Proxy Statement”) with the SEC in connection with the solicitation of proxies to obtain Coeur stockholder approval of (A) the issuance of shares of common stock of Coeur in connection with the Transaction (the “Stock Issuance”) and (B) the amendment of the Coeur certificate of incorporation to increase the number of authorized shares of Coeur common stock (the “Charter Amendment”), and SilverCrest intends to file a notice of the SilverCrest shareholder meeting and accompanying management information circular (the “Circular”) with the Toronto Stock Exchange and on SEDAR+ and with the SEC in connection with the solicitation of proxies to obtain SilverCrest shareholder approval of the Transaction. After the Proxy Statement is cleared by the SEC, Coeur intends to mail a definitive Proxy Statement to the stockholders of Coeur. This communication is not a substitute for the Proxy Statement, the Circular or for any other document that Coeur or SilverCrest may file with the SEC or on SEDAR+ and/or send to Coeur stockholders and/or SilverCrest’s shareholders in connection with the Transaction. INVESTORS AND SECURITY HOLDERS OF COEUR AND SILVERCREST ARE URGED TO CAREFULLY AND THOROUGHLY READ THE PROXY STATEMENT AND THE CIRCULAR, RESPECTIVELY, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY COEUR AND/OR SILVERCREST WITH THE SEC OR ON SEDAR+, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT COEUR, SILVERCREST, THE TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.  Stockholders of Coeur and shareholders of SilverCrest will be able to obtain free copies of the Proxy Statement and the Circular, as each may be amended from time to time, and other relevant documents filed by Coeur and/or SilverCrest with the SEC or on SEDAR+ (when they become available) through the website maintained by the SEC at www.sec.gov or on SEDAR+ at www.sedarplus.ca, as applicable. Copies of documents filed with the SEC by Coeur will be available free of charge from Coeur’s website at www.coeur.com under the “Investors” tab or by contacting Coeur’s Investor Relations Department at (312) 489-5800 or investors@coeur.com. Copies of documents filed with the SEC or on SEDAR+ by SilverCrest will be available free of charge from SilverCrest’s website at www.silvercrestmetals.com under the “Investors” tab or by contacting SilverCrest’s Investor Relations Department at 604-694-1730 ext. 104.  Participants in the Solicitation  Coeur, SilverCrest and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Coeur’s stockholders and SilverCrest’s shareholders in connection with the Transaction. Information regarding the executive officers and directors of Coeur is included in its definitive proxy statement for its 2024 annual meeting under the headings “Proposal No. 1 – Election of Directors”, “Information about our Executive Officers”, “Compensation Discussion and Analysis”, and “Director Compensation”, which was filed with the SEC on April 4, 2024 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/215466/000114036124017966/ny20018623x1_def14a.htm. Information regarding the directors and certain executive officers of SilverCrest is included in its information circular and proxy statement for its 2024 annual meeting under the headings “Compensation of Executive Officers and Directors” and “Compensation Discussion and Analysis”, which was filed on SEDAR+ on April 18, 2024 and is available at https://www.silvercrestmetals.com/_resources/agm/2024-Information-Circular.pdf?v=093009. Additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement, the Circular and other materials when they are filed with the SEC or on SEDAR+ in connection with the Arrangement. Free copies of these documents may be obtained as described in the paragraphs above.  NYSE: CDE  NYSE: CDE  NYSE: CDE  50  Important Additional Information

 Contact Information  Corporate Office  Coeur Mining, Inc.  200 S. Wacker Dr., Suite 2100  Chicago, IL 60606  Main  Telephone  +1 (312) 489-5800  Stock Ticker  NYSE: CDE  Website  www.coeur.com  Contact  Jeff Wilhoit  Senior Director, Investor Relations  investors@coeur.com  Corporate Office  SilverCrest Metals Inc.  570 Granville Street, Suite 501  Vancouver, British Columbia V6C 3P1  Main  Telephone  +1 (604) 694-1730  Stock Ticker  TSX: SIL  NYSE American: SILV  Website  www.silvercrestmetals.com  Contact  Lindsay Bahadir  Manager, Investor Relations & Organizational  Effectiveness  info@silvercrestmetals.com  NYSE: CDE  NYSE: CDE  NYSE: CDE  50